ARROW ELECTRONICS, INC. 9201 E. DRY CREEK ROAD CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1
Arrow Electronics Reports Third-Quarter 2019 Results
-- Cash Provided by Operating Activities of $287 Million --
-- Repurchased $100 Million of Common Stock --
CENTENNIAL, Colo.--(BUSINESS WIRE)-Oct. 31, 2019--Arrow Electronics, Inc. (NYSE:ARW) today reported third-quarter 2019 sales of $7.08 billion, a decrease of 6 percent from sales of $7.49 billion in the third quarter of 2018. Third-quarter sales, as adjusted, decreased 3 percent year over year. Third-quarter net income of $92 million, or $1.10 per share on a diluted basis, compared with net income of $177 million, or $1.99 per share on a diluted basis, in the third quarter of 2018. Excluding certain items1, net income would have been $155 million, or $1.86 per share on a diluted basis, in the third quarter of 2019, compared with net income of $191 million, or $2.15 per share on a diluted basis, in the third quarter of 2018. In the third quarter of 2019, changes in foreign currencies negatively impacted growth by approximately $103 million or 1 percent on sales and $.04 or 2 percent on earnings per share on a diluted basis compared to the third quarter of 2018.
Global components third-quarter sales of $5.05 billion decreased 6 percent year over year. Sales, as adjusted, decreased 4 percent year over year. Asia-Pacific components sales increased 4 percent year over year. Sales in the region, as adjusted, increased 5 percent year over year. Europe components sales decreased 7 percent year over year. Sales in the region, as adjusted, decreased 2 percent year over year. Americas components sales decreased 16 percent year over year. Sales in the region, as adjusted, decreased 15 percent year over year. Global components third-quarter operating income was $172 million. Third-quarter operating income, excluding amortization of intangibles expense, as adjusted, was $217 million.
“Arrow’s focused execution contributed to our bottom-line performance in the third quarter, despite continued challenging demand conditions in the Americas and Europe,” said Michael J. Long, chairman, president, and chief executive officer. “By harnessing our internal efficiencies, we were able to realize significant savings to reinvest in our omnichannel engineering services, and strengthen our position as a consistent, reliable provider of design, engineering and supply chain solutions. I am confident that our diversified business model and forward-looking approach to investing will not only allow us to emerge from the current market correction in a position of strength, but also to generate enhanced profits and returns well into the future.”
Global enterprise computing solutions third-quarter sales of $2.03 billion decreased 4 percent year over year. Sales, as adjusted, decreased 2 percent year over year. Europe enterprise computing solutions sales decreased 6 percent year over year. Sales in the region, as adjusted, were flat year over year. Americas enterprise computing solutions sales decreased 3 percent year over year. Sales in the region, as adjusted, decreased 2 percent year over year. Global enterprise computing solutions third-quarter operating income was $92 million. Third-quarter operating income, excluding amortization of intangibles expense, as adjusted, was $95 million.
“We are pleased that enterprise computing solutions’ execution in the marketplace drove 12 percent operating income growth in the third quarter. Operating income growth demonstrates our success in selling advanced, higher-value solutions utilizing next-generation software and hardware architectures,” said Mr. Long.
“Third-quarter cash provided by operating activities was $287 million. Our robust cash flow was bolstered by our disciplined working capital management, continued healthy profits from our leading positions in the markets we serve, and efficiencies from our previously announced cost optimization program,” said Chris Stansbury, senior vice president and chief financial officer. “We remain committed to returning excess cash to shareholders. Accordingly, Arrow returned approximately $100 million to shareholders through our stock repurchase program during the third quarter. At the end of the quarter, we had approximately $439 million of remaining authorization under our share repurchase program.”

1 A reconciliation of non-GAAP adjusted financial measures, including sales, as adjusted, gross profit, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein.

1

GUIDANCE
Arrow Electronics’ fourth-quarter outlook excludes the financial results from the PC and mobility asset disposition business.
“As we look to the fourth quarter, we expect total sales to range between $7.125 billion and $7.525 billion, with global components sales between $4.625 billion and $4.825 billion, and global enterprise computing solutions sales between $2.5 billion and $2.7 billion. We expect earnings per share on a diluted basis to range from $1.82 to $1.98, and earnings per share on a diluted basis, excluding certain items1, to range from $2.10 to $2.26 per share. Our guidance assumes interest and other expense will total approximately $52 million, an average tax rate at the low end of the updated long-term range of 23 percent to 25 percent, and average diluted shares outstanding of approximately 83 million. We are expecting the average USD-to-Euro exchange rate for the fourth quarter to be approximately $1.10 to €1. We estimate changes in foreign currencies will have negative impacts on growth of approximately $100 million, or 1 percent on sales, and $.05, or 2 percent, on earnings per share on a diluted basis compared to the fourth quarter of 2018,” said Mr. Stansbury.
Please refer to the CFO commentary, which can be found at investor.arrow.com, as a supplement to the company’s earnings release.
Arrow Electronics guides innovation forward for over 200,000 leading technology manufacturers and service providers. With 2018 sales of $30 billion, Arrow develops technology solutions that improve business and daily life. Learn more at fiveyearsout.com.
Information Relating to Forward-Looking Statements
This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.
For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2018.
Certain Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share.
The company provides sales, gross profit, and operating expense on a non-GAAP basis adjusted for the impact of changes in foreign currencies (referred to as changes in foreign currencies) by re-translating prior period results at current period foreign exchange rates, the impact of dispositions by adjusting the company’s operating results for businesses disposed, as if the dispositions had occurred at the beginning of the earliest period presented (referred to as dispositions), the impact of the company’s personal computer and mobility asset disposition business (referred to as wind down), the impact of inventory write-downs related to the digital business (referred to as "digital inventory write-downs and recoveries"), and the impact of the notes receivable reserves and inventory write-downs related to the AFS business (referred to as “AFS notes receivable reserves and recoveries” and “AFS inventory write-downs and recoveries” respectively). Operating income is adjusted to exclude identifiable intangible asset amortization, restructuring, integration, and other charges, and loss on disposition of businesses, net, AFS notes receivable reserves and recoveries and inventory write-downs and recoveries, digital inventory write-downs and recoveries, the impact of non-cash charges related to goodwill, trade names, and property, plant and equipment, and the impact of wind down. Net income attributable to shareholders, and net income per basic and diluted share are adjusted to exclude identifiable intangible asset amortization, restructuring, integration, and other charges, and loss on disposition of businesses, net, AFS notes receivable reserves and recoveries and inventory write-downs and recoveries, digital inventory write-downs and recoveries, the impact of non-cash charges related to goodwill, trade names, and property, plant and equipment, the impact of wind down, and the impact of U.S. tax reform. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.
The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.
The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

2

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018

Sales	$7,078,118	$7,490,445	$21,578,657	$21,758,586
Cost of sales	6,279,277	6,566,667	19,103,219	19,033,044
Gross profit	798,841	923,778	2,475,438	2,725,542
Operating expenses:
Selling, general, and administrative expenses	522,446	575,751	1,677,734	1,719,108
Depreciation and amortization	45,231	45,532	139,739	139,201
Loss on disposition of businesses, net	14,573	2,042	15,439	3,604
Impairments	253	—	698,246	—
Restructuring, integration, and other charges	43,120	10,143	74,692	50,497
	625,623	633,468	2,605,850	1,912,410
Operating income (loss)	173,218	290,310	(130,412)	813,132
Equity in losses of affiliated companies	(1,070)	(652)	(2,155)	(808)
Gain (loss) on investments, net	1,126	1,070	7,864	(3,945)
Employee benefit plan expense	(1,071)	(1,296)	(3,349)	(3,784)
Interest and other financing expense, net	(49,882)	(54,205)	(153,426)	(160,187)
Income (loss) before income taxes	122,321	235,227	(281,478)	644,408
Provision for income taxes	29,340	57,054	30,878	155,325
Consolidated net income (loss)	92,981	178,173	(312,356)	489,083
Noncontrolling interests	850	1,640	3,744	3,541
Net income (loss) attributable to shareholders	$92,131	$176,533	$(316,100)	$485,542

Net income (loss) per share:
Basic	$1.11	$2.02	$(3.75)	$5.53
Diluted	$1.10	$1.99	$(3.75)	$5.47

Weighted-average shares outstanding:
Basic	82,711	87,602	84,246	87,785
Diluted	83,397	88,608	84,246	88,759

3

ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)
(Unaudited)

	September 28, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$262,254	$509,327
Accounts receivable, net	7,841,851	8,945,463
Inventories	3,503,481	3,878,678
Other current assets	232,062	274,832
Total current assets	11,839,648	13,608,300
Property, plant, and equipment, at cost:
Land	7,746	7,882
Buildings and improvements	164,544	158,712
Machinery and equipment	1,438,600	1,425,933
	1,610,890	1,592,527
Less: Accumulated depreciation and amortization	(805,626)	(767,827)
Property, plant, and equipment, net	805,264	824,700
Investments in affiliated companies	85,399	83,693
Intangible assets, net	277,720	372,644
Goodwill	2,041,073	2,624,690
Other assets	640,607	270,418
Total assets	$15,689,711	$17,784,445
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$6,181,408	$7,631,879
Accrued expenses	833,390	912,292
Short-term borrowings, including current portion of long-term debt	356,843	246,257
Total current liabilities	7,371,641	8,790,428
Long-term debt	2,942,293	3,239,115
Other liabilities	631,530	378,536
Commitments and contingencies
Equity:
Shareholders’ equity:
Common stock, par value $1:
Authorized - 160,000 shares in both 2019 and 2018, respectively
Issued - 125,424 shares in both 2019 and 2018, respectively	125,424	125,424
Capital in excess of par value	1,143,830	1,135,934
Treasury stock (43,660 and 40,233 shares in 2019 and 2018, respectively), at cost	(2,237,884)	(1,972,254)
Retained earnings	6,019,235	6,335,335
Accumulated other comprehensive loss	(359,786)	(299,449)
Total shareholders’ equity	4,690,819	5,324,990
Noncontrolling interests	53,428	51,376
Total equity	4,744,247	5,376,366
Total liabilities and equity	$15,689,711	$17,784,445

4

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	September 28, 2019	September 29, 2018
Cash flows from operating activities:
Consolidated net income (loss)	$92,981	$178,173
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	45,231	45,532
Amortization of stock-based compensation	7,120	12,442
Equity in losses of affiliated companies	1,070	652
Deferred income taxes	6,362	5,063
Impairments	253	—
Loss on disposition of businesses, net	14,573	2,042
(Gain) loss on investments, net	(884)	(1,070)
Other	(276)	2,011
Change in assets and liabilities, net of effects of acquired and disposed businesses:
Accounts receivable	21,355	(180,770)
Inventories	64,468	43,867
Accounts payable	(3,013)	412,422
Accrued expenses	270	15,693
Other assets and liabilities	37,264	(41,652)
Net cash provided by operating activities	286,774	494,405
Cash flows from investing activities:
Cash paid on disposition of businesses	(10,785)	(2,278)
Acquisition of property, plant, and equipment	(31,444)	(38,346)
Other	(8,495)	(3,000)
Net cash used for investing activities	(50,724)	(43,624)
Cash flows from financing activities:
Change in short-term and other borrowings	80,227	44,545
Repayments of long-term bank borrowings, net	(215,937)	(338,579)
Proceeds from exercise of stock options	2,088	1,934
Repurchases of common stock	(103,270)	(20,622)
Other	—	(1,018)
Net cash used for financing activities	(236,892)	(313,740)
Effect of exchange rate changes on cash	(6,893)	6,631
Net increase (decrease) in cash and cash equivalents	(7,735)	143,672
Cash and cash equivalents at beginning of period	269,989	330,519
Cash and cash equivalents at end of period	$262,254	$474,191

5

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 28, 2019	September 29, 2018
Cash flows from operating activities:
Consolidated net income (loss)	$(312,356)	$489,083
Adjustments to reconcile consolidated net income (loss) to net cash provided by operations:
Depreciation and amortization	139,739	139,201
Amortization of stock-based compensation	34,749	38,104
Equity in losses of affiliated companies	2,155	808
Deferred income taxes	(65,484)	17,769
Impairments	698,246	—
Loss on disposition of businesses, net	15,439	3,604
(Gain) loss on investments, net	(7,622)	3,945
Other	10,814	6,056
Change in assets and liabilities, net of effects of acquired and disposed businesses:
Accounts receivable	916,908	(254,417)
Inventories	342,610	(456,050)
Accounts payable	(1,349,189)	171,697
Accrued expenses	(71,124)	15,177
Other assets and liabilities	8,308	(165,421)
Net cash provided by operating activities	363,193	9,556
Cash flows from investing activities:
Cash consideration paid for acquired businesses, net of cash acquired	—	(331,563)
Proceeds from (cash paid on) disposition of a businesses	(1,325)	32,013
Acquisition of property, plant, and equipment	(113,080)	(104,897)
Other	(5,555)	(11,000)
Net cash used for investing activities	(119,960)	(415,447)
Cash flows from financing activities:
Change in short-term and other borrowings	(93,129)	104,158
Proceeds from (repayments of) long-term bank borrowings, net	(96,960)	420,755
Redemption of notes	—	(300,000)
Proceeds from exercise of stock options	11,710	7,919
Repurchases of common stock	(304,194)	(93,173)
Other	(147)	(1,174)
Net cash provided by (used for) financing activities	(482,720)	138,485
Effect of exchange rate changes on cash	(7,586)	11,514
Net decrease in cash and cash equivalents	(247,073)	(255,892)
Cash and cash equivalents at beginning of period	509,327	730,083
Cash and cash equivalents at end of period	$262,254	$474,191

6

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Quarter Ended
	September 28, 2019	September 29, 2018	% Change

Consolidated sales, as reported	$7,078,118	$7,490,445	(5.5)%
Impact of changes in foreign currencies	—	(103,498)
Impact of dispositions and wind down	(60,130)	(116,316)
Consolidated sales, as adjusted	$7,017,988	$7,270,631	(3.5)%

Global components sales, as reported	$5,048,880	$5,381,078	(6.2)%
Impact of changes in foreign currencies	—	(67,659)
Impact of dispositions and wind down	(60,130)	(104,958)
Global components sales, as adjusted	$4,988,750	$5,208,461	(4.2)%

Americas Components sales, as reported	$1,738,710	$2,060,920	(15.6)%
Impact of changes in foreign currencies	—	(145)
Impact of dispositions and wind down	(46,998)	(79,598)
Americas Components sales, as adjusted	$1,691,712	$1,981,177	(14.6)%

Europe components sales, as reported	$1,304,109	$1,399,435	(6.8)%
Impact of changes in foreign currencies	—	(60,123)
Impact of dispositions and wind down	(13,132)	(25,360)
Europe components sales, as adjusted	$1,290,977	$1,313,952	(1.7)%

Asia components sales, as reported	$2,006,061	$1,920,723	4.4%
Impact of changes in foreign currencies	—	(7,391)
Asia components sales, as adjusted	$2,006,061	$1,913,332	4.8%

Global ECS sales, as reported	$2,029,238	$2,109,367	(3.8)%
Impact of changes in foreign currencies	—	(35,839)
Impact of dispositions	—	(11,358)
Global ECS sales, as adjusted	$2,029,238	$2,062,170	(1.6)%

Europe ECS sales, as reported	$610,324	$651,648	(6.3)%
Impact of changes in foreign currencies	—	(30,579)
Impact of dispositions	—	(11,358)
Europe ECS sales, as adjusted	$610,324	$609,711	0.1%

Americas ECS sales, as reported	$1,418,914	$1,457,719	(2.7)%
Impact of changes in foreign currencies	—	(5,260)
Americas ECS sales, as adjusted	$1,418,914	$1,452,459	(2.3)%

7

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Nine Months Ended
	September 28, 2019	September 29, 2018	% Change

Consolidated sales, as reported	$21,578,657	$21,758,586	(0.8)%
Impact of changes in foreign currencies	—	(447,833)
Impact of dispositions and wind down	(232,239)	(377,924)
Consolidated sales, as adjusted	$21,346,418	$20,932,829	2.0%

Global components sales, as reported	$15,511,742	$15,595,374	(0.5)%
Impact of changes in foreign currencies	—	(297,220)
Impact of dispositions and wind down	(221,098)	(312,742)
Global components sales, as adjusted	$15,290,644	$14,985,412	2.0%

Americas Components sales, as reported	$5,522,538	$5,795,500	(4.7)%
Impact of changes in foreign currencies	—	(4,284)
Impact of dispositions and wind down	(170,724)	(231,952)
Americas Components sales, as adjusted	$5,351,814	$5,559,264	(3.7)%

Europe components sales, as reported	$4,223,363	$4,325,793	(2.4)%
Impact of changes in foreign currencies	—	(256,237)
Impact of dispositions and wind down	(50,374)	(80,790)
Europe components sales, as adjusted	$4,172,989	$3,988,766	4.6%

Asia components sales, as reported	$5,765,841	$5,474,081	5.3%
Impact of changes in foreign currencies	—	(36,699)
Asia components sales, as adjusted	$5,765,841	$5,437,382	6.0%

Global ECS sales, as reported	$6,066,915	$6,163,212	(1.6)%
Impact of changes in foreign currencies	—	(150,613)
Impact of dispositions	(11,141)	(65,182)
Global ECS sales, as adjusted	$6,055,774	$5,947,417	1.8%

Europe ECS sales, as reported	$2,074,638	$2,123,048	(2.3)%
Impact of changes in foreign currencies	—	(124,634)
Impact of dispositions	(11,141)	(37,689)
Europe ECS sales, as adjusted	$2,063,497	$1,960,725	5.2%

Americas ECS sales, as reported	$3,992,277	$4,040,164	(1.2)%
Impact of changes in foreign currencies	—	(25,979)
Impact of dispositions	—	(27,493)
Americas ECS sales, as adjusted	$3,992,277	$3,986,692	0.1%

8

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Three months ended September 28, 2019
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Write Downs	Digital Write Downs	Impairments	Impact of Wind Down(6)	Other(1)	Non-GAAP measure
Sales	$7,078,118	$—	$—	$—	$—	$—	$(60,130)	$—	$7,017,988
Gross Profit	798,841	—	—	—	1,101	—	(3,541)	—	796,401
Operating income	173,218	10,265	31,087	(664)	1,101	711	36,917	—	252,635
Income before income taxes	122,321	10,265	31,087	(664)	1,101	711	36,842	(1,126)	200,537
Provision for income taxes	29,340	2,860	8,922	(178)	272	—	3,753	(249)	44,720
Consolidated net income	92,981	7,405	22,165	(486)	829	711	33,089	(877)	155,817
Noncontrolling interests	850	138	—	—	—	—	—	—	988
Net income attributable to shareholders	$92,131	$7,267	$22,165	$(486)	$829	$711	$33,089	$(877)	$154,829
Net income per diluted share	$1.10	$0.09	$0.27	$(0.01)	$0.01	$0.01	$0.40	$(0.01)	$1.86
Effective tax rate	24.0%								22.3%
Three months ended September 29, 2018
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Write Downs	Digital Write Downs	Impairments	Impact of Wind Down(6)	Other(2)	Non-GAAP measure
Sales	$7,490,445	$—	$—	$—	$—	$—	$(104,958)	$—	$7,385,487
Gross Profit	923,778	—	—	—	—	—	(17,397)	—	906,381
Operating income	290,310	8,845	9,611	—	—	—	611	2,042	311,419
Income before income taxes	235,227	8,845	9,611	—	—	—	633	972	255,288
Provision for income taxes	57,054	2,539	2,454	—	—	—	304	240	62,591
Consolidated net income	178,173	6,306	7,157	—	—	—	329	732	192,697
Noncontrolling interests	1,640	145	—	—	—	—	—	—	1,785
Net income attributable to shareholders	$176,533	$6,161	$7,157	$—	$—	$—	$329	$732	$190,912
Net income per diluted share	$1.99	$0.07	$0.08	$—	$—	$—	$—	$0.01	$2.15
Effective tax rate	24.3%								24.5%

9

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Nine months ended September 28, 2019
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Write Downs	Digital Write Downs	Impairments(4)	Impact of Wind Down(6)	Other(3)	Non-GAAP measure
Sales	$21,578,657	$—	$—	$—	$—	$—	$(221,098)	$—	$21,357,559
Gross Profit	2,475,438	—	—	1,868	21,215	—	(7,363)	—	2,491,158
Operating income	(130,412)	28,072	62,079	15,187	21,215	623,796	151,332	866	772,135
Income before income taxes	(281,478)	28,072	62,079	15,187	21,215	623,796	151,414	(6,998)	613,287
Provision for income taxes	30,878	7,863	16,498	3,732	5,234	64,246	31,011	(5,452)	154,010
Consolidated net income	(312,356)	20,209	45,581	11,455	15,981	559,550	120,403	(1,546)	459,277
Noncontrolling interests	3,744	420	—	—	—	—	—	—	4,164
Net income attributable to shareholders	$(316,100)	$19,789	$45,581	$11,455	$15,981	$559,550	$120,403	$(1,546)	$455,113
Net income per diluted share(5)	$(3.75)	$0.23	$0.54	$0.14	$0.19	$6.64	$1.43	$(0.02)	$5.36
Effective tax rate	(11.0)%								25.1%

Nine months ended September 29, 2018
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Write Downs	Digital Write Downs	Impairments	Impact of Wind Down(6)	Other(2)	Non-GAAP measure
Sales	$21,758,586	$—	$—	$—	$—	$—	$(312,742)	$—	$21,445,844
Gross Profit	2,725,542	—	—	—	—	—	(54,144)	—	2,671,398
Operating income	813,132	28,722	38,171	—	—	—	15,439	3,604	899,068
Income before income taxes	644,408	28,722	38,171	—	—	—	15,561	7,549	734,411
Provision for income taxes	155,325	8,010	10,029	—	—	—	4,396	1,653	179,413
Consolidated net income	489,083	20,712	28,142	—	—	—	11,165	5,896	554,998
Noncontrolling interests	3,541	447	—	—	—	—	—	—	3,988
Net income attributable to shareholders	$485,542	$20,265	$28,142	$—	$—	$—	$11,165	$5,896	$551,010
Net income per diluted share(5)	$5.47	$0.23	$0.32	$—	$—	$—	$0.13	$0.07	$6.21
Effective tax rate	24.1%								24.4%

(1) Other includes gain (loss) on investments, net
(2) Other includes loss on disposition of businesses, net and gain (loss) on investments, net.
(3) Other includes loss on disposition of businesses, net, gain (loss) on investments, net, and impact of tax act.
(4) Impairments include goodwill impairments of $570,175, tradename impairments of $46,000, and $7,621 in impairment charges related to various other fixed assets.
(5) For the nine months ended September 28, 2019, the non-GAAP net income per diluted share calculation includes 727 thousand shares that were excluded from the GAAP net income per diluted share calculation. Additionally, in all periods presented the sum of the components for diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.

(6) Amounts for restructuring, integration, and other charges, identifiable intangible asset amortization, loss on disposition of businesses, net, and impairments related to the personal computer and mobility asset disposition business are included in “impact of wind down” above.

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ARROW ELECTRONICS, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Sales:
Global components	$5,048,880	$5,381,078	$15,511,742	$15,595,374
Global ECS	2,029,238	2,109,367	6,066,915	6,163,212
Consolidated	$7,078,118	$7,490,445	$21,578,657	$21,758,586
Operating income (loss):
Global components	$171,591	$271,939	$(159,993)	$755,325
Global ECS	92,375	82,187	277,481	275,410
Corporate (a)	(90,748)	(63,816)	(247,900)	(217,603)
Consolidated	$173,218	$290,310	$(130,412)	$813,132

(a)
Includes restructuring, integration, and other charges of $31,086 and $62,658 for the third quarter and first nine months of 2019 and $10,143 and $50,497 for the third quarter and first nine months of 2018, respectively. Also includes a loss on disposition of business of $866 for the first nine months of 2019.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018

Global components operating income, as reported	$171,591	$271,939	$(159,993)	$755,325
Intangible assets amortization expense (b)	7,398	5,931	19,458	17,626
Impairments (b)	711	—	623,796	—
Impact of wind-down (b)	36,917	79	150,752	3,113
AFS notes receivable reserve	(664)	—	15,187	—
Digital inventory reserve	1,101	—	21,215	—
Global components operating income, as adjusted	$217,054	$277,949	$670,415	$776,064

Global ECS operating income, as reported	$92,375	$82,187	$277,481	$275,410
Intangible assets amortization expense	2,866	2,914	8,613	11,096
Global ECS operating income, as adjusted	$95,241	$85,101	$286,094	$286,506

(b)
Restructuring, integration, and other charges, identifiable intangible asset amortization, loss on disposition of businesses, net, and impairments related to the personal computer and mobility asset disposition business are included in “impact of wind down” above.

Contact:            Steven O’Brien,
Vice President, Investor Relations
303-824-4544

Media Contact:        John Hourigan,
Vice President, Global Communications
303-824-4586

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